Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

NEWS RELEASE

For Immediate Release
October 18, 2022

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Third Quarter Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $27.4 million and diluted earnings of $1.83 per share for the quarter ended September 30, 2022. For the third quarter of 2022, the Company achieved a return on assets of 1.83% and a return on tangible equity of 21.8%.

Net Interest Income

The Company’s net interest income increased from $41.3 million during the second quarter of 2022 to $48.8 million during the third quarter of 2022. The Company’s tax equivalent net interest income increased from $41.6 million for the second quarter of 2022 to $49.1 million for the third quarter of 2022. Net interest income increased by $4.7 million and $1.5 million, respectively, due to an increase in loan (net of loan fees and accretion) and investment yields of 47 basis points and 35 basis points, respectively, due to recent increases in the Federal Funds rate. In addition, the yield on deposits in depository institutions also increased by 139 basis points which increased net interest income by $1.0 million. These increases were partially offset by an increase in the cost of interest bearing liabilities (6 basis points) which decreased net interest income by $0.6 million. The Company’s reported net interest margin increased from 3.04% for the second quarter of 2022 to 3.57% for the third quarter of 2022.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased modestly from 0.19%, or $6.8 million, at June 30, 2022 to 0.18%, or $6.4 million, at September 30, 2022. Total past due loans decreased from $6.2 million, or 0.17% of total loans outstanding, at June 30, 2022 to $5.0 million, or 0.14% of total loans outstanding, at September 30, 2022.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a provision for credit losses of $0.7 million in the third quarter of 2022, compared to a recovery of credit losses of $0.7 million for the comparable period in 2021 and no provision for credit losses for the second quarter of 2022. The provision for credit losses in the third quarter was a result of net charge-offs and loan growth.

Non-interest Income

Non-interest income was $18.2 million for the third quarter of 2022 as compared to $17.9 million for the third quarter of 2021. During the third quarter of 2021, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities. Exclusive of these gains, non-interest income increased from $17.8 million for the third quarter of 2021 to $18.2 million for the third quarter of 2022. This increase was largely attributable to higher service charges ($0.8 million, or 11.6%) and bankcard revenues ($0.3 million, or 3.8%). These increases were partially offset by a decrease in other income ($0.6 million).

Non-interest Expenses

Non-interest expenses increased $2.3 million (8.0%), from $29.2 million in the third quarter of 2021 to $31.5 million in the third quarter of 2022. This increase was primarily due to an increase in salaries and employee benefits of $2.1 million due to increased health insurance, increased incentive compensation and higher salary adjustments during 2022.

Balance Sheet Trends

Loans increased $62.0 million (1.7%) from June 30, 2022 to September 30, 2022, to $3.63 billion. Residential real estate loans increased $27.8 million (1.7%), commercial real estate loans increased $16.2 million (1.2%), commercial and industrial loans increased $15.3 million (4.2%), and home equity loans increased $5.1 million (4.1%). These increases were partially offset by a decrease in consumer loans of $2.7 million.

Total average depository balances decreased $23.7 million, or 0.5%, from the quarter ended June 30, 2022 to the quarter ended September 30, 2022. Average time deposit balances decreased $39.9 million and average interest-bearing demand deposit balances decreased $5.1 million. These increases were partially offset by an increase in noninterest-bearing demand deposit balances of $19.9 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2022 was 21.3% compared to 20.8% for the year ended December 31, 2021, and 21.6% for the quarter ended September 30, 2021.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 73.2% and the loan to asset ratio was 61.0% at September 30, 2022. The Company maintained investment securities totaling 25.5% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 67.6% of assets at September 30, 2022. Time deposits fund 15.8% of assets at September 30, 2022, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $432 million at September 30, 2022. Due primarily to unrealized security losses during the nine months ended September 30, 2022, the Company’s tangible equity ratio decreased from 9.6% at December 31, 2021 to 7.4% at September 30, 2022. However, unrealized security losses are not incorporated into measures of regulatory capital. At September 30, 2022, City National Bank’s Leverage Ratio was 9.05%, its Common Equity Tier I ratio was 14.68%, its Tier I Capital ratio was 14.68%, and its Total Risk-Based Capital ratio was 15.07%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 28, 2022, the Board of Directors of the Company approved a quarterly cash dividend of $0.65 per share payable October 31, 2022, to shareholders of record as of October 14, 2022. This represents an 8.3% increase from the $0.60 per share dividend paid on July 29, 2022. During the quarter ended September 30, 2022, the Company repurchased 9,000 common shares at a weighted average price of $80.24 as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of September 30, 2022, the Company could repurchase approximately 886,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the

Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2022 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2022 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2021	2021	2021	2022	2021

Earnings
Net Interest Income (FTE)	$49,108	$41,611	$38,239	$40,956	$39,822	$128,961	$115,950
Net Income available to common shareholders	27,374	22,683	21,342	23,386	22,732	71,408	64,694

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.84	$1.51	$1.41	$1.54	$1.47	$4.75	$4.13
Diluted	1.83	1.51	1.41	1.54	1.47	4.75	4.13
Weighted average number of shares (in thousands):
Basic	14,776	14,888	14,974	15,026	15,279	14,878	15,501
Diluted	14,800	14,909	15,002	15,056	15,302	14,901	15,526
Period-end number of shares (in thousands)	14,856	14,864	15,045	15,062	15,192	14,856	15,192
Cash dividends declared	$0.65	$0.60	$0.6	$0.6	$0.58	$1.85	$1.74
Book value per share (period-end)	36.91	39.83	42.03	45.22	44.58	36.91	44.58
Tangible book value per share (period-end)	29.09	31.99	34.27	37.44	36.85	29.09	36.85
Market data:
High closing price	$90.24	$83.07	$85.99	$83.14	$79.99	$90.24	$87.41
Low closing price	78.40	73.88	76.82	76.52	72.29	73.88	69.05
Period-end closing price	88.69	79.88	78.70	81.79	77.91	88.69	77.91
Average daily volume (in thousands)	58	87	59	52	53	68	59
Treasury share activity:
Treasury shares repurchased (in thousands)	9	208	38	131	337	255	629
Average treasury share repurchase price	$80.24	$78.33	$78.09	$78.93	$75.65	$78.36	$76.85

Key Ratios (percent)
Return on average assets	1.83%	1.51%	1.42%	1.56%	1.53%	1.59%	1.47%
Return on average tangible equity	21.8%	18.1%	15.3%	16.7%	15.7%	18.3%	14.8%

Yield on interest earning assets	3.72%	3.15%	2.94%	3.08%	3.04%	3.27%	3.07%
Cost of interest bearing liabilities	0.21%	0.15%	0.17%	0.19%	0.22%	0.18%	0.28%
Net Interest Margin	3.57%	3.04%	2.82%	2.94%	2.89%	3.14%	2.87%
Non-interest income as a percent of total revenue	27.2%	30.9%	32.4%	30.2%	31.1%	29.5%	31.0%
Efficiency Ratio	46.3%	50.5%	51.7%	48.3%	50.0%	49.3%	52.3%
Price/Earnings Ratio (a)	12.08	13.23	13.93	13.27	13.22	13.99	14.14

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.32%	10.26%	11.25%	11.25%	11.69%
Tangible equity to tangible assets	7.41%	7.76%	8.75%	9.58%	9.59%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.82%	15.85%	16.18%	16.08%	16.11%
Tier I	15.82%	15.85%	16.18%	16.08%	16.11%
Total	16.22%	16.26%	16.60%	16.51%	16.56%
Leverage	9.74%	9.42%	9.58%	9.44%	9.46%
City National Bank risk based capital ratios (b):
CET I	14.68%	14.80%	14.82%	14.35%	14.76%
Tier I	14.68%	14.80%	14.82%	14.35%	14.76%
Total	15.07%	15.21%	15.24%	14.78%	15.21%
Leverage	9.05%	8.81%	8.80%	8.45%	8.73%

Other (period-end)
Branches	94	94	94	94	94
FTE	903	915	897	905	921

Assets per FTE (in thousands)	$6,588	$6,825	$6,703	$6,637	$6,463
Deposits per FTE (in thousands)	5,492	5,621	5,574	5,445	5,308

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2022 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Interest Income
Interest and fees on loans	$38,493	$33,208	$31,874	$35,277	$33,961	$103,575	$101,399
Interest on investment securities:
Taxable	9,556	7,547	6,223	5,753	6,144	23,327	17,318
Tax-exempt	1,228	1,205	1,216	1,226	1,257	3,650	3,801
Interest on deposits in depository institutions	1,530	782	238	217	196	2,549	476
Total Interest Income	50,807	42,742	39,551	42,473	41,558	133,101	122,994

Interest Expense
Interest on deposits	1,585	1,328	1,521	1,710	1,955	4,433	7,695
Interest on short-term borrowings	440	124	114	132	115	677	357
Total Interest Expense	2,025	1,452	1,635	1,842	2,070	5,110	8,052
Net Interest Income	48,782	41,290	37,916	40,631	39,488	127,991	114,942
Provision for (Recovery of) credit losses	730	—	(756)	—	(725)	(26)	(3,165)
Net Interest Income After Provision for (Recovery of) Credit Losses	48,052	41,290	38,672	40,631	40,213	128,017	118,107

Non-Interest Income
Net gains on sale of investment securities	—	—	—	—	—	—	312
Unrealized gains (losses) recognized on equity securities still held	1	(601)	(723)	52	93	(1,322)	452
Service charges	7,487	7,067	6,725	7,057	6,706	21,281	18,482
Bankcard revenue	7,052	7,062	6,444	6,762	6,791	20,558	20,225
Trust and investment management fee income	2,158	2,100	2,197	2,198	2,172	6,455	6,217
Bank owned life insurance	754	978	2,014	748	747	3,746	3,147
Other income	792	1,243	791	799	1,438	2,825	3,190
Total Non-Interest Income	18,244	17,849	17,448	17,616	17,947	53,543	52,025

Non-Interest Expense
Salaries and employee benefits	17,398	16,413	15,577	15,299	15,321	49,386	46,551
Occupancy related expense	2,664	2,620	2,709	2,429	2,507	7,993	7,654
Equipment and software related expense	2,949	2,732	2,769	2,733	2,554	8,452	7,753
FDIC insurance expense	416	409	435	400	396	1,259	1,183
Advertising	854	951	798	582	804	2,603	2,509
Bankcard expenses	1,405	1,665	1,606	1,576	1,549	4,676	4,879
Postage, delivery, and statement mailings	578	551	636	590	573	1,765	1,733

Office supplies	466	427	410	378	406	1,303	1,169
Legal and professional fees	532	525	527	405	610	1,584	1,874
Telecommunications	651	754	584	702	790	1,988	2,156
Repossessed asset (gains) losses, net of expenses	(3)	(32)	40	(29)	(108)	4	(28)
Other expenses	3,591	3,674	3,436	3,559	3,776	10,701	11,128
Total Non-Interest Expense	31,501	30,689	29,527	28,624	29,178	91,714	88,561
Income Before Income Taxes	34,795	28,450	26,593	29,623	28,982	89,846	81,571
Income tax expense	7,421	5,767	5,251	6,237	6,250	18,438	16,877
Net Income Available to Common Shareholders	$27,374	$22,683	$21,342	$23,386	$22,732	$71,408	$64,694

Distributed earnings allocated to common shareholders	$9,564	$8,837	$8,943	$8,949	$8,726	$27,220	$26,177
Undistributed earnings allocated to common shareholders	17,555	13,643	12,199	14,211	13,786	43,509	37,899
Net earnings allocated to common shareholders	$27,119	$22,480	$21,142	$23,160	$22,512	$70,729	$64,076

Average common shares outstanding	14,776	14,888	14,974	15,026	15,279	14,878	15,501
Shares for diluted earnings per share	14,800	14,909	15,002	15,056	15,302	14,901	15,526

Basic earnings per common share	1.84	1.51	1.41	1.54	1.47	4.75	4.13
Diluted earnings per common share	1.83	1.51	1.41	1.54	1.47	4.75	4.13

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$65,051	$90,449	$100,877	$101,804	$103,841
Interest-bearing deposits in depository institutions	233,302	606,530	497,171	532,827	535,708
Cash and cash equivalents	298,353	696,979	598,048	634,631	639,549

Investment securities available-for-sale, at fair value	1,489,392	1,497,227	1,409,513	1,408,165	1,372,077
Other securities	24,372	24,383	24,785	25,531	25,497
Total investment securities	1,513,764	1,521,610	1,434,298	1,433,696	1,397,574

Gross loans	3,628,752	3,566,758	3,559,905	3,543,814	3,521,925
Allowance for credit losses	(17,011)	(17,015)	(17,280)	(18,166)	(18,751)
Net loans	3,611,741	3,549,743	3,542,625	3,525,648	3,503,174

Bank owned life insurance	121,283	120,528	120,522	120,978	120,238
Premises and equipment, net	71,686	72,388	73,067	74,071	75,156
Accrued interest receivable	17,256	16,342	16,101	15,627	16,224
Net deferred tax assets	49,888	30,802	18,001	63	90
Intangible assets	116,081	116,428	116,774	117,121	117,489
Other assets	147,716	118,375	92,331	81,860	82,419
Total Assets	$5,947,768	$6,243,195	$6,011,767	$6,003,695	$5,951,913

Liabilities
Deposits:
Noninterest-bearing	$1,429,281	$1,531,660	$1,357,266	$1,373,125	$1,311,464
Interest-bearing:
Demand deposits	1,160,970	1,189,056	1,191,492	1,135,848	1,139,033
Savings deposits	1,427,785	1,435,645	1,425,528	1,347,448	1,332,910
Time deposits	939,769	985,567	1,024,559	1,068,915	1,104,069
Total deposits	4,957,805	5,141,928	4,998,845	4,925,336	4,887,476
Short-term borrowings
Customer repurchase agreements	304,807	402,368	288,483	312,458	296,642
Net deferred tax liabilities	—	—	—	—	—
Other liabilities	136,868	106,906	92,009	84,796	90,499
Total Liabilities	5,399,480	5,651,202	5,379,337	5,322,590	5,274,617

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,138	169,557	170,206	170,942	170,300
Retained earnings	685,657	667,933	654,138	641,826	627,463

Cost of common stock in treasury	(209,644)	(209,133)	(194,819)	(193,542)	(183,303)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(141,997)	(80,498)	(41,229)	17,745	20,878
Underfunded pension liability	(3,485)	(3,485)	(3,485)	(3,485)	(5,661)
Total Accumulated Other Comprehensive (Loss) Income	(145,482)	(83,983)	(44,714)	14,260	15,217
Total Stockholders' Equity	548,288	591,993	632,430	681,105	677,296
Total Liabilities and Stockholders' Equity	$5,947,768	$6,243,195	$6,011,767	$6,003,695	$5,951,913

Regulatory Capital
Total CET 1 capital	$582,213	$564,158	$565,048	$555,532	$550,426
Total tier 1 capital	582,213	564,158	565,048	555,532	550,426
Total risk-based capital	596,708	578,657	579,807	570,336	565,712
Total risk-weighted assets	3,679,511	3,558,249	3,492,920	3,453,893	3,417,020

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Commercial and industrial	$375,735	$360,481	$337,384	$346,184	$353,046

1-4 Family	109,710	108,765	108,424	107,873	108,913
Hotels	355,001	337,910	314,902	311,315	297,341
Multi-family	186,440	203,856	209,359	215,677	215,307
Non Residential Non-Owner Occupied	569,369	551,240	637,092	639,818	664,365
Non Residential Owner Occupied	177,673	180,188	200,180	204,233	205,579
Commercial real estate (1)	1,398,193	1,381,959	1,469,957	1,478,916	1,491,505

Residential real estate (2)	1,678,770	1,651,005	1,588,860	1,548,965	1,506,572
Home equity	130,837	125,742	121,460	122,345	124,806
Consumer	41,902	44,580	39,778	40,901	43,296
DDA Overdrafts	3,315	2,991	2,466	6,503	2,700
Gross Loans	$3,628,752	$3,566,758	$3,559,905	$3,543,814	$3,521,925

Construction loans included in:
(1) - Commercial real estate loans	$4,125	$6,767	$14,877	$11,783	$19,360
(2) - Residential real estate loans	19,333	18,751	16,253	17,252	19,059

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Allowance for Credit Losses
Balance at beginning of period	$17,015	$17,280	$18,166	$18,751	$20,016	$18,166	$24,549

Charge-offs:
Commercial and industrial	(411)	—	(34)	—	—	(445)	(245)
Commercial real estate	—	(24)	—	(276)	(392)	(24)	(2,111)
Residential real estate	(93)	(56)	(50)	(68)	(18)	(199)	(197)
Home equity	(71)	(19)	—	(58)	(47)	(90)	(119)
Consumer	(16)	(9)	(23)	(13)	(3)	(48)	(229)
DDA overdrafts	(719)	(604)	(631)	(635)	(633)	(1,954)	(1,516)
Total charge-offs	(1,310)	(712)	(738)	(1,050)	(1,093)	(2,760)	(4,417)

Recoveries:
Commercial and industrial	149	32	59	31	69	240	140
Commercial real estate	9	25	53	27	18	87	197
Residential real estate	1	4	45	7	29	50	120
Home equity	2	3	17	6	58	22	84
Consumer	29	19	28	40	72	76	215
DDA overdrafts	383	364	406	354	307	1,153	1,028
Total recoveries	573	447	608	465	553	1,628	1,784

Net charge-offs	(737)	(265)	(130)	(585)	(540)	(1,132)	(2,633)
Provision for (recovery of) credit losses	730	—	(756)	—	(725)	(26)	(3,165)
Balance at end of period	$17,008	$17,015	$17,280	$18,166	$18,751	$17,008	$18,751

Loans outstanding	$3,628,752	$3,566,758	$3,559,905	$3,543,814	$3,521,925
Allowance as a percent of loans outstanding	0.47%	0.48%	0.49%	0.51%	0.53%
Allowance as a percent of non-performing loans	320.5%	292.6%	331.3%	290.1%	243.1%

Average loans outstanding	$3,596,523	$3,559,713	$3,527,393	$3,522,272	$3,535,497	$3,561,463	$3,553,966
Net charge-offs (annualized) as a percent of average loans outstanding	0.08%	0.03%	0.01%	0.07%	0.06%	0.04%	0.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Nonaccrual Loans
Residential real estate	$2,089	$1,561	$1,786	$2,809	$3,634
Home equity	140	54	99	40	67
Commercial and industrial	785	1,360	1,069	996	531
Commercial real estate	2,293	2,783	2,241	2,373	3,355
Consumer	—	—	—	—	—
Total nonaccrual loans	5,307	5,758	5,195	6,218	7,587
Accruing loans past due 90 days or more	—	58	21	43	127
Total non-performing loans	5,307	5,816	5,216	6,261	7,714
Other real estate owned	1,071	946	1,099	1,319	1,335
Total non-performing assets	$6,378	$6,762	$6,315	$7,580	$9,049

Non-performing assets as a percent of loans and other real estate owned	0.18%	0.19%	0.18%	0.21%	0.26%

Past Due Loans
Residential real estate	$3,452	$5,298	$4,976	$5,321	$5,258
Home equity	521	282	505	618	688
Commercial and industrial	221	130	56	336	455
Commercial real estate	221	46	744	22	441
Consumer	27	49	32	60	35
DDA overdrafts	561	430	392	489	390
Total past due loans	$5,003	$6,235	$6,705	$6,846	$7,267

Total past due loans as a percent of loans outstanding	0.14%	0.17%	0.19%	0.19%	0.21%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$15,657	$16,022	$16,182	$16,943	$16,910
Home equity	1,614	1,649	1,694	1,784	1,822
Commercial and industrial	354	381	397	414	430
Commercial real estate	104	107	1,890	1,914	1,937
Consumer	68	80	194	225	221
Total TDRs	$17,797	$18,239	$20,357	$21,280	$21,320

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,792,365	$17,640	3.90%	$1,730,617	$16,063	3.72%	$1,648,921	$15,813	3.80%
Commercial, financial, and agriculture (2)	1,759,567	20,092	4.53%	1,785,511	16,421	3.69%	1,836,604	17,344	3.75%
Installment loans to individuals (2), (3)	44,591	683	6.08%	43,585	631	5.81%	49,972	714	5.67%
Previously securitized loans (4)	***	78	***	***	93	***	***	91	***
Total loans	3,596,523	38,493	4.25%	3,559,713	33,208	3.74%	3,535,497	33,962	3.81%
Securities:
Taxable	1,359,207	9,557	2.79%	1,269,049	7,548	2.39%	1,136,519	6,144	2.14%
Tax-exempt (5)	215,219	1,555	2.87%	215,603	1,526	2.84%	245,551	1,590	2.57%
Total securities	1,574,426	11,112	2.80%	1,484,652	9,074	2.45%	1,382,070	7,734	2.22%
Deposits in depository institutions	289,460	1,529	2.10%	441,239	781	0.71%	544,843	196	0.14%
Total interest-earning assets	5,460,409	51,134	3.72%	5,485,604	43,063	3.15%	5,462,410	41,892	3.04%
Cash and due from banks	81,202			102,532			101,058
Premises and equipment, net	72,196			72,887			75,956
Goodwill and intangible assets	116,297			116,645			117,719
Other assets	278,527			256,354			220,420
Less: Allowance for credit losses	(17,224)			(17,755)			(20,407)
Total assets	$5,991,407			$6,016,267			$5,957,156

Liabilities:
Interest-bearing demand deposits	$1,151,122	$272	0.09%	$1,156,200	$148	0.05%	$1,093,243	$127	0.05%
Savings deposits	1,431,591	358	0.10%	1,430,121	182	0.05%	1,315,462	169	0.05%
Time deposits (2)	964,447	956	0.39%	1,004,356	999	0.40%	1,126,553	1,659	0.58%
Short-term borrowings	270,310	440	0.65%	288,031	123	0.17%	282,722	115	0.16%
Total interest-bearing liabilities	3,817,470	2,026	0.21%	3,878,708	1,452	0.15%	3,817,980	2,070	0.22%
Noninterest-bearing demand deposits	1,455,123			1,435,256			1,356,745
Other liabilities	100,303			85,075			86,263
Stockholders' equity	618,511			617,228			696,168
Total liabilities and
stockholders' equity	$5,991,407			$6,016,267			$5,957,156
Net interest income		$49,108			$41,611			$39,822
Net yield on earning assets			3.57%			3.04%			2.89%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$308			$3			$1,120

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$64	$77	$154
Commercial, financial, and agriculture	103	118	265
Installment loans to individuals	7	15	21
Time deposits	21	21	48
	$195	$231	$488

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,728,557	$49,299	3.81%	$1,669,324	$48,801	3.91%
Commercial, financial, and agriculture (2)	1,788,784	52,044	3.89%	1,833,744	50,044	3.65%
Installment loans to individuals (2), (3)	44,122	1,921	5.82%	50,898	2,140	5.62%
Previously securitized loans (4)	***	311	***	***	414	***
Total loans	3,561,463	103,575	3.89%	3,553,966	101,399	3.81%
Securities:
Taxable	1,279,086	23,327	2.44%	1,043,269	17,318	2.22%
Tax-exempt (5)	221,035	4,620	2.79%	243,146	4,811	2.65%
Total securities	1,500,121	27,947	2.49%	1,286,415	22,129	2.30%
Deposits in depository institutions	422,714	2,549	0.81%	562,272	474	0.11%
Total interest-earning assets	5,484,298	134,071	3.27%	5,402,653	124,002	3.07%
Cash and due from banks	95,105			91,073
Premises and equipment, net	72,964			76,481
Goodwill and intangible assets	116,643			118,084
Other assets	251,071			214,872
Less: Allowance for loan losses	(17,807)			(22,989)
Total assets	$6,002,274			$5,880,174

Liabilities:
Interest-bearing demand deposits	$1,149,899	$550	0.06%	$1,057,452	$373	0.05%
Savings deposits	1,415,563	715	0.07%	1,275,211	516	0.05%
Time deposits (2)	1,005,356	3,168	0.42%	1,181,166	6,806	0.77%
Short-term borrowings	278,211	677	0.33%	292,845	357	0.16%
Total interest-bearing liabilities	3,849,029	5,110	0.18%	3,806,674	8,052	0.28%
Noninterest-bearing demand deposits	1,429,887			1,289,247
Other liabilities	86,585			82,953
Stockholders' equity	636,773			701,300
Total liabilities and
stockholders' equity	$6,002,274			$5,880,174
Net interest income		$128,961			$115,950
Net yield on earning assets			3.14%			2.87%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		609			2,443

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$231	$472
Commercial, financial, and agriculture	507	956
Installment loans to individuals	41	72
Time deposits	62	145
	841	1,645

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2021	2021	2021	2022	2021
Net Interest Income/Margin
Net interest income ("GAAP")	$48,782	$41,290	$37,916	$40,631	$39,488	$127,991	$114,942
Taxable equivalent adjustment	326	321	323	325	334	970	1,008
Net interest income, fully taxable equivalent	$49,108	$41,611	$38,239	$40,956	$39,822	$128,961	$115,950

Average interest earning assets	$5,460,409	$5,485,604	$5,507,397	$5,521,386	$5,462,410	$5,484,298	$5,402,653

Net Interest Margin	3.57%	3.04%	2.82%	2.94%	2.89%	3.14%	2.87%
Accretion related to fair value adjustments	(0.01)%	(0.02)%	(0.03)%	(0.03)%	(0.04)%	(0.02)%	(0.04)%
Net Interest Margin (excluding accretion)	3.56%	3.02%	2.79%	2.91%	2.85%	3.12%	2.83%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	9.22%	9.48%	10.52%	11.34%	11.37%
Effect of goodwill and other intangibles, net	(1.81)%	(1.72)%	(1.77)%	(1.76)%	(1.78)%
Tangible common equity to tangible assets	7.41%	7.76%	8.75%	9.58%	9.59%